Exhibit 4.3

OHIO EDISON COMPANY

with

THE BANK OF NEW YORK,
As Trustee

Eighty-first Supplemental Indenture

Providing among other things for

First Mortgage Bonds

Pledge Series D of 2005 due 2034

Dated as of June 1, 2005

SUPPLEMENTAL INDENTURE, dated as of June 1, 2005 between Ohio Edison Company, a corporation organized and existing under the laws of the State of Ohio (hereinafter called the “Company”), party of the first part, and The Bank of New York, a banking corporation organized and existing under the laws of the State of New York, as Trustee under the Indenture hereinafter referred to, party of the second part.

WHEREAS, the Company has executed and delivered to Bankers Trust Company (hereinafter called the “Old Trustee”), as trustee, a certain Indenture, dated as of August 1, 1930, to secure an issue of bonds of the Company, issued and to be issued in series, from time to time, in the manner and subject to the conditions set forth in the said Indenture; and the said Indenture has been supplemented by eighty supplemental indentures, which Indenture as so supplemented and to be hereby supplemented is hereinafter referred to as the “Indenture”;

WHEREAS, The Bank of New York has succeeded the Old Trustee as trustee under the Indenture (hereinafter called the “Trustee”) pursuant to Article XVI thereof;

WHEREAS, the Indenture provides for the issuance of bonds thereunder in one or more series, the form of each series of bonds and of the coupons to be attached to the coupon bonds, if any, to be substantially in the forms set forth therein with such insertions, omissions and variations as the Board of Directors of the Company may determine;

WHEREAS, the Company has entered into an Insurance Agreement, dated as of June 1, 2005 (the “Insurance Agreement”), with Financial Guaranty Insurance Company, a New York stock insurance corporation (the “Insurer”), in connection with the issuance of $40,000,000 aggregate principal amount of State of Ohio Pollution Control Revenue Refunding Bonds, Series 2005-B (Ohio Edison Company Project) (the “Revenue Bonds”) by the Ohio Water Development Authority (the “Authority”) and the loan of the proceeds of such issuance to the Company pursuant to a Waste Water Facilities and Solid Waste Facilities Loan Agreement, dated as of June 1, 2005 between the Company and the Authority;

WHEREAS, in conjunction with the issuance and sale of the Revenue Bonds, the Company has agreed to issue to The Bank of New York, as Trustee under the Company’s General Mortgage Indenture and Deed of Trust, dated as of January 1, 1998, as heretofore supplemented and as to be supplemented by a Supplemental Indenture to be dated as of June 1, 2005 (as so supplemented, the “General Mortgage”), a series of bonds under the Indenture, to secure the issue of bonds (the “Mortgage Bonds”) issued under the General Mortgage to the Insurer pursuant to the Insurance Agreement;

WHEREAS, the Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to create a new series of bonds under the Indenture, as the basis for the issuance of the Mortgage Bonds, such new series of bonds consisting of $40,000,000 in aggregate principal amount to be designated as “First Mortgage Bonds, Pledge Series D of 2005 due 2034” (hereinafter referred to as the “bonds of Pledge Series D of 2005”), the bonds of which series shall bear interest at the rate per annum set forth in, shall be subject to certain redemption rights and obligations set forth in, and will otherwise be in the form and have the terms and provisions provided for in this Supplemental Indenture and set forth in the form of such bond below:

[Form of Bond of Pledge Series D of 2005]

This Bond is not transferable except to a successor trustee under the General Mortgage Indenture and Deed of Trust, dated as of January 1, 1998, between the Company and The Bank of New York, as Trustee, or in connection with the exercise of the rights and remedies of the holder hereof consequent upon a “default” as defined in the Indenture referred to herein.

OHIO EDISON COMPANY

First Mortgage Bonds, Pledge Series D of 2005 due 2034

Due January 1, 2034

$________________                                                                                                                                                     No.______

Ohio Edison Company, a corporation of the State of Ohio (hereinafter called the Company), for value received, hereby promises to pay to The Bank of New York, as trustee under the General Mortgage (hereinbelow defined), or registered assigns, __________________  _____________________________________  Dollars at an office or agency of the Company in the Borough of Manhattan, The City of New York, New York. or in the City of Akron, Ohio, on January 1, 2034 in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay at said offices or agencies to the registered owner hereof, in like coin or currency, interest thereon from the Initial Interest Accrual Date (hereinbelow defined) at the rate per annum from time to time borne by the Mortgage Bonds, Guarantee Series D of 2005 due 2034 (the “Mortgage Bonds”) issued by the Company under the General Mortgage Indenture and Deed of Trust, dated as of January 1, 1998, as heretofore supplemented (the “General Mortgage”), by the Company to The Bank of New York, as trustee; on each Interest Payment Date (as defined in the form of Mortgage Bond) provided , however, that in no event shall the rate of interest borne by the Bonds of this series exceed twelve per centum per annum (12%). Payments of principal of and interest on this bond shall be made at an office or agency of the Company in the Borough of Manhattan, The City of New York, New York or in the City of Akron, Ohio.

Payment of principal of, or premium or interest on, the Mortgage Bonds shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal, premium or interest, as the case may be, in respect of this bond which is then due.

The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

This bond shall not become obligatory until The Bank of New York, the Trustee under the Indenture referred to on the reverse hereof, or its successor thereunder, shall have authenticated the form of certificate endorsed hereon.

In witness whereof, Ohio Edison Company has caused this bond to be signed in its name by its President or a Vice President, by his signature or a facsimile thereof, and its corporate seal to be printed hereon, attested by its Corporate Secretary or an Assistant Corporate Secretary, by his signature or a facsimile thereof.

OHIO EDISON COMPANY,

Dated:	By:

Title:

Attest:

Title:

[Form of Trustee’s Authentication Certificate]

Trustee’s Authentication Certificate

This bond is one of the bonds of the series designated therein, described in the within-mentioned Indenture.

The Bank of New York, as Trustee

:	By:

Authorized Signatory

[Reverse of Form of Bond of Pledge Series D of 2005]

OHIO EDISON COMPANY

First Mortgage Bonds, Pledge Series D of 2005 due 2034

This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds of the series designated in its title, all issued and to be issued under and equally secured (except as to any sinking fund established in accordance with the provisions of the Indenture hereinafter mentioned for the bonds of any particular series) by an Indenture, dated as of August 1, 1930, executed by the Company to The Bank of New York, as Trustee (the “Trustee”), as amended and supplemented by indentures supplemental thereto, to which Indenture as so amended and supplemented (herein referred to as the “Indenture”) reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds are secured.

The Initial Interest Accrual Date for the bonds of this series shall be the date that interest begins to accrue on the Mortgage Bonds.

The Bonds of this series are subject to mandatory redemption, in whole or in part, as the case may be, on each date that the Mortgage Bonds are to be redeemed. The principal amount of the Bonds of this series to be redeemed on any such date shall be equal to the principal amount of Mortgage Bonds called for redemption on that date. All redemption of Bonds of this series shall be at 100 percent of the principal amount thereof, plus accrued interest to the redemption date. The Bonds of this series are not otherwise redeemable prior to their maturity.

Notwithstanding the foregoing, Bonds of this series shall be deemed to be paid and no longer outstanding under the Indenture to the extent that Mortgage Bonds are paid or deemed to be paid and are no longer outstanding.

The Trustee may conclusively presume that the obligation of the Company to pay the principal of, and interest, if any, on the bonds of this series as the same shall become due and payable (whether at stated maturity or by declaration of acceleration, call for redemption or otherwise) shall have been fully satisfied and discharged unless and until it shall have received a written notice from the trustee under the General Mortgage, signed by an authorized officer thereof, stating that any such principal of or interest on the Mortgage Bonds has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.

As more fully described in the supplemental indenture establishing the terms and provisions of the bonds of this series, the Company reserves the right, without any consent or other action by holders of the bonds of this series, to amend the Indenture to provide that (i) additional bonds may be issued against 70% of the value of the property which forms the basis for such issuance and (ii) the charge against property subject to a prior lien which is used to effectuate the release of property under the Indenture be similarly based.

The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the occurrence of a completed default as in the Indenture provided.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company or a predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

The bonds of this series are issuable only as registered bonds without coupons in denominations of $1,000 and, if higher, in multiples of $1.00. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes. Registered bonds of this series shall be exchangeable at said offices or agencies of the Company for registered bonds of other authorized denominations having the same aggregate principal amount, in the manner and upon the conditions prescribed in the Indenture. Notwithstanding any provision of the Indenture, (a) neither the Company nor the Trustee shall be required to make transfers or exchanges of bonds of this series during the period between any interest payment date for such series and the record date next preceding such interest payment date, and (b) no charge shall be made upon any transfer or exchange of bonds of this series other than for any tax or taxes or other governmental charge required to be paid by the Company.

[End of Form of Bond of Pledge Series D of 2005]

Whereas, Section 115 of the Indenture provides that the Company and the Trustee may, from time to time and at any time, enter into such indentures supplemental thereto as shall be deemed necessary or desirable for one or more purposes, including, among others, to describe and set forth the particular terms and the form of additional series of bonds to be issued under the Indenture, to add other limitations on the issue of bonds, withdrawal of cash or release of property, to add to the covenants and agreements of the Company for the protection of the holders of the bonds and of the mortgaged and pledged property, to supplement defective or inconsistent provisions contained in the Indenture, and for any other purpose not inconsistent with the terms of the Indenture; and

Whereas, all things necessary to make the bonds of Pledge Series D of 2005 when authenticated by the Trustee and issued as in the Indenture provided, the valid, binding and legal obligations of the Company, entitled in all respects to the security of the Indenture, have been done and performed, and the creation, execution and delivery of this Supplemental Indenture have in all respects been duly authorized; and

Whereas, the Company and Trustee deem it advisable to enter into this Supplemental Indenture for the purposes of describing the bonds of Pledge Series D of 2005 and of establishing the terms and provisions thereof, confirming the mortgaging under the Indenture of additional property for the equal and proportionate benefit and security of the holders of all bonds at any time issued thereunder, amplifying the description of the property mortgaged, adding other limitations to the Indenture on the issue of bonds, withdrawal of cash or release of property, and adding to the covenants and agreements of the Company for the protection of the holders of bonds and of mortgaged and pledged property;

Now, therefore, this supplemental indenture witnesseth: That Ohio Edison Company, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and of the purchase and acceptance of the bonds issued or to be issued hereunder by the holders thereof, and in order to secure the payment both of the principal and interest of all bonds at any time issued and outstanding under the Indenture, according to their tenor and effect, and the performance of all the provisions of the Indenture and of said bonds, hath granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed and by these presents doth grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto The Bank of New York, as Trustee, and to its successor or successors in said trust, and to its and their assigns forever, all the properties of the Company, now owned or hereafter acquired, wherever located, described in the Indenture and not therein expressly excepted;

Together with all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Article XI of the Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

The Company does hereby agree and does hereby confirm and reaffirm the agreement made by it in the Indenture, dated as of August 1, 1930, that all property, rights and franchises acquired by the Company after the date of the Indenture, dated as of August 1, 1930 (except any hereinafter expressly excepted), shall be as fully embraced within the lien of the Indenture as if such property had been owned by the Company on the date of the Indenture, dated as of August 1, 1930 and was specifically described therein and conveyed thereby and does hereby confirm that the Company will not cause or consent to a partition, whether voluntary or through legal proceedings, of property, whether herein described or heretofore or hereafter acquired, in which its ownership shall be as a tenant in common except as permitted by and in conformity with the provisions of the Indenture and particularly of Article XI thereof.

Provided that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of the Indenture, viz.: cash, shares of stock and obligations (including bonds, notes and other securities) not heretofore or hereafter specifically pledged, paid or deposited or delivered under the Indenture or covenanted so to be.

To have and to hold all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.

In trust, nevertheless, upon the terms and trusts of the Indenture for those who shall hold the bonds and coupons issued and to be issued thereunder, or any of them, without preference, priority or distinction as to lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiations thereof, or otherwise howsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest set forth in the Indenture (and subject to any sinking funds that may be hereafter created for the benefit of any particular series).

Provided, however, and these presents are upon the condition that if the Company, its successors or assigns, shall pay or caused to be paid, the principal of and interest on said bonds, at the times and in the manner stipulated therein and herein, and shall keep, perform and observe all and singular the covenants and promises in said bonds and in the Indenture expressed to be kept, performed and observed by or on the part of the Company, then this Supplemental Indenture and the estate and rights hereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

It is hereby covenanted, declared and agreed, by the Company, that all such bonds and coupons are to be issued, authenticated and delivered, and that all property subject or to become subject hereto is to be held, subject to the further covenants, conditions, uses and trusts in the Indenture set forth, and the parties hereto mutually agree as follows:

SECTION 1. The bonds of Pledge Series D of 2005 shall mature on the date set forth in the respective form of bond relating thereto hereinbefore set forth and, subject to the provisions of said form, shall bear interest at the rate per annum from time to time borne by the series of the Mortgage Bonds referred to in said form. The bonds of Pledge Series D of 2005 shall be designated as the Company’s “First Mortgage Bonds, Pledge Series D of 2005 due 2034”. The bonds of Pledge Series D of 2005 shall bear interest from the Initial Interest Accrual Date (as defined in the respective form of the bond hereinabove set forth). Principal or redemption price of and interest on the bonds of Pledge Series D of 2005 shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, at an office or agency of the Company in the Borough of Manhattan, The City of New York, New York or in the City of Akron, Ohio.

Definitive bonds of Pledge Series D of 2005 may be issued, originally or otherwise, only as registered bonds, substantially in the form of bond hereinbefore recited, and in the denominations of $1,000 and, if higher, in multiples of $1.00. Delivery of a bond of 2005 Pledge Series to the Trustee for authentication shall be conclusive evidence that its serial number has been duly approved by the Company.

SECTION 2. Bonds of Pledge Series D of 2005 shall be deemed to be paid and no longer outstanding under the Indenture to the extent that the Mortgage Bonds to which they relate are paid or deemed to be paid and are no longer outstanding.

The Trustee may conclusively presume that the obligation of the Company to pay the principal of, and interest, if any, on the bonds of Pledge Series D of 2005 as the same shall become due and payable (whether at stated maturity or by declaration of acceleration, call for redemption or otherwise) shall have been fully satisfied and discharged unless and until it shall have received a written notice from the trustee under the General Mortgage, signed by an authorized officer thereof, stating that any such principal of or interest on the Mortgage Bonds has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.

SECTION 3. Bonds of Pledge Series D of 2005 may be transferred by the registered owners thereof, in person or by attorney duly authorized, at an office or agency of the Company in the Borough of Manhattan, The City of New York, New York or in the City of Akron, Ohio but only in the manner and upon the conditions prescribed in the Indenture and in the respective form of bond hereinbefore recited. Bonds of Pledge Series D of 2005 shall be exchangeable for other registered bonds of the same series, in the manner and upon the conditions prescribed in the Indenture, and in the respective form of bond hereinbefore recited, upon the surrender of such bonds at said offices or agencies of the Company. However, notwithstanding the provisions of Section 14 or 15 of the Indenture, no charge shall be made upon any transfer or exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company.

SECTION 4. The Company reserves the right, without any consent or other action by the holders of the bonds of Pledge Series D of 2005, or any subsequent series of bonds, to amend the Indenture by deleting the phrase “sixty per centum (60%)” in Section 28 of the Indenture and substituting therefor the phrase “seventy per centum (70%)” and by deleting the phrase “One hundred sixty-six and two-thirds per cent. (166 2/3%)” in Sections 65 and 67 of the Indenture and substituting therefor the phrase “One hundred and forty-two and eighty-six hundredths per cent. (142.86%)”.

SECTION 5. Except as herein otherwise expressly provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture; the Trustee shall not be responsible for the recitals herein or in the bonds (except the Trustee’s authentication certificate), all of which are made by the Company solely; and this Supplemental Indenture is executed and accepted by the Trustee, subject to all the terms and conditions set forth in the Indenture, as fully to all intents and purposes as if the terms and conditions of the Indenture were herein set forth at length.

SECTION 6. As supplemented by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and the Indenture as herein defined, and this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

SECTION 7. Nothing in this Supplemental Indenture contained shall or shall be construed to confer upon any person other than a holder of bonds issued under the Indenture, the Company and the Trustee any right or interest to avail himself of any benefit under any provision of the Indenture or of this Supplemental Indenture.

SECTION 8. This Supplemental Indenture may be simultaneously executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

In Witness Whereof, Ohio Edison Company and The Bank of New York have caused these presents to be executed in their respective names by their respective Presidents or one of their Vice Presidents or Assistant Vice Presidents and their respective seals to be hereunto affixed and attested by their respective Corporate Secretaries or one of their Vice Presidents, Assistant Corporate Secretaries or Assistant Treasurers, all as of the day and year first above written.

OHIO EDISON COMPANY

By:

Stanley F. Szwed Vice President

[Seal]

Attest:

Edward J. Udovich Assistant Corporate Secretary

Signed, Sealed and Acknowledged on behalf of
Ohio Edison Company in the presence of:

George J. Andler

James G. Smith

The Bank of New York, as Trustee

By:

Patricia Gallagher Vice President

[Seal]

Attest:

Geovanni Barris Vice President

Signed, Sealed and Acknowledged on behalf of
The Bank of New York in the presence of:

Ala L. Li

Robert Massimillo

STATE OF OHIO                    )
) ss.:
COUNTY OF SUMMIT             )

On the ___ day of June in the year 2005 before me, the undersigned, personally appeared Stanley F. Szwed and Edward J. Udovich, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacity as Vice President and Assistant Corporate Secretary, respectively, and that by their signatures on the instrument, the individuals, or the person or entity upon behalf of which the individuals acted, executed the instruments.

Constance E. Roberts Notary Public Residence - Summit County Statewide Jurisdiction, Ohio My Commission Expires October 14, 2007

[SEAL]

STATE OF NEW YORK             )
) ss.:
COUNTY OF NEW YORK          )

On the ___ day of June in the year 2005 before me, the undersigned, personally appeared Patricia Gallagher and Geovanni Barris, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacity as Vice President and Vice President, respectively, of The Bank of New York, and that by their signatures on the instrument, the individuals, or the person or entity upon behalf of which the individuals acted, executed the instruments.

William J. Cassels Notary Public, State of New York No. 01CA5027729 Qualified in Bronx County Commission expires May 18, 2006

[SEAL]

The Bank of New York hereby certifies that its precise name and address as Trustee hereunder are:

The Bank of New York
            101 Barclay Street
            City, County and State of New York 10286

THE BANK OF NEW YORK

By:

Patricia Gallagher Vice President

This instrument was prepared by FirstEnergy Corp.